Exhibit 99.3

Restricted Holder Disclosure Document CONFIDENTIAL February 6, 2014 Subject to Rule 408 and all similar rules

Exhibit 99.3

DISCLAIMER Statements in this presentation constitute forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts should be considered forward looking statements. There are a number of factors, risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from the expectations expressed or implied in these forward looking statements, including the Company’s ability to emerge from the cases being jointly administered under the caption In re Overseas Shipholding Group, Inc. et al., Case No. 12 – 20000 (PJW) in the U.S. Bankruptcy Court for the District of Delaware (the “Chapter 11 Cases”); the Company’s ability to generate cash; the Company’s ability to raise cash through the sale of non-core assets; the success of the Company’s strategic investment decisions; the success of the Company’s plan to reduce its cost structure; the Company’s ability to attract, retain and motivate key employees; continued weakness or worsening of economic conditions; the Company’s ability to streamline its operations and reduce its general and administrative expenses; the amount of time and attention of the Company’s management spent on the prosecution of the Chapter 11 Cases; potential changes to the Company’s capital structure; the highly cyclical nature of OSG’s industry; fluctuations in the market value of vessels; an increase in the supply of vessels without a commensurate increase in demand; adequacy of OSG’s insurance to cover its losses; constraints on capital availability; acts of piracy on ocean-going vessels; terrorist attacks and international hostilities and instability; changing economic, political and governmental conditions abroad; compliance with environmental laws or regulations, including compliance with regulations concerning discharge of ballast water and effluents scheduled to become effective in the next few years; seasonal variations in OSG’s revenues; the effect of the Company’s indebtedness on its ability to finance operations, pursue, desirable business operations and successfully run its business in the future; the Company’s ability to generate cash to service its indebtedness; potential costs, penalties and adverse effects associated with litigation and regulatory inquiries, including the ongoing IRS audits, regarding the restatement of the Company’s prior financial statements; the Company’s compliance with the Jones Act provisions on coastwise trade and the continuing existence of these provisions and international trade agreements; the Company’s ability to renew its time charters when they expire or to enter into new time charters for newbuilds; delays or cost overruns in building new vessels (including delivery of new vessels), the scheduled shipyard maintenance of the Company’s vessels or rebuilding or conversion of the Company’s vessels; termination or change in the nature of OSG’s relationship with any of the pools in which it participates; OSG’s ability to compete effectively for charters with companies with greater resources; increased operating costs and capital expenses as the Company’s vessels age; refusal of certain customers to use vessels of a certain age; the failure of contract counterparties to meet their obligations; the shipping income of OSG’s foreign subsidiaries becoming subject to current taxation in the United States; the success of the Company’s programs to remediate the material weakness in internal control over financial reporting; trading risk associated with Forward Freight Agreements; unexpected drydock costs; and the arrest of OSG’s vessels by maritime claimants. The Company assumes no obligation to update or revise any forward looking statements. More information about potential factors that could affect our business and financial results is available in our filings with the SEC such as our Annual Report on Form 10-K for the year ended December 31, 2012, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including, where applicable, under the heading “Risk Factors” in such reports. Page 2

Exhibit 99.3

US Flag Assumptions Current charter rates are based on existing contracts. The option periods on all charters are assumed to be exercised by the chartering party. Future time charter rates and vessel useful lives are based on Wilson Gillette report dated December, 2013 with certain modifications made by the Company. The projections are shown on an unleveraged basis. To the extent the US Flag business incurs debt as part of a reorganization, it would impact the projected cash flows. The projections are pre-tax. Because the US Flag business has a low tax basis, taxes payable on the yearly income may be significant. New building prospects and fleet replacement recommendations will be evaluated after emergence due to recent growth in the number of vessels currently on order. • 13 newbuild vessels are currently on order • 5 additional vessels are being held as options • All newbuld vessels are scheduled to deliver in 2015, 2016, and 2017 Page 3

Exhibit 99.3

US Flag Assumptions The ATB fleet currently generates a meaningful portion of the US Flag EBITDA. Due to the age of the ATBs, however, the Company believes this fleet will likely exit the market over a period of time from 2016 – 2022. • The lifespan of the current ATBs could be extended if TCE rates support capital investment into drydocks and ballast water treatment • The lifespan of the current ATBs could be shortened by an over supply of tonnage due to competitors deliveries of new tankers and ATBs, changes in regulations relating to the export of crude oil or increases in pipeline capacity. For the purposes of this forecast, the Company’s rebuilt ATBs are assumed to be retired according to the schedule below. This schedule is primarily driven by the respective ages of the vessels and their required drydock dates. The ATB retirement dates could change materially. Vessel Scrap Date OSG 192 - ENDURANCE 12/31/2019 OSG 209 - HONOUR 7/31/2020 OSG 214 - ENTERPRISE 9/14/2016 OSG 242 - COLUMBIA 7/31/2021 OSG 243 - INDEPENDENCE 3/31/2022 OSG 244 - COURAGEOUS 8/30/2018 OSG 252 - NAVIGATOR 5/31/2016 OSG 254 - INTREPID 11/15/2017 Page 4

Exhibit 99.3

US Flag Assumptions Vessel operating expenses are assumed to escalate at 2.5%/year. For this forecast, Delaware Bay lightering volumes are assumed to be at the contractual minimums throughout the period. • The lightering contracts are subject to cancellation on short notice. In the case of the Company’s largest lightering customer, this contract is subject to either a reduction in the minimum volume or cancellation, both of which require 180 days notice. In the event of a reduction in the volume, the amount paid to OSG in 2014 would be approximately $11.3 million. Additionally, if the contract were completely cancelled, an additional $22.7 million would be due to OSG for a total payment of about $34 million. Such a reduction or termination, however, would result in lost future revenue and cash flow and the underutilization of these two vessels. The shuttle tankers are assumed to return to the conventional tanker market at the expiry of their current charters, assuming all options are exercised. MSP vessels remain in the program throughout the period. For both vessels, the Company assumes current contracts of affreightment extend throughout the period. The forecast includes additional income from the Company’s interest in Alaska Tanker Corp. Payments for capital expenditures largely relate to Ballast Water Treatment systems. Drydocks follow a regular 5 year cycle with IRPs in mid-cycle. Tankers that are fifteen years of age or older are required to drydock every 2.5 years with no IRPs. Page 5

Exhibit 99.3

US Flag Forecast

($ in millions)	(Nov. Est.) 2013	Budget 2013	2014	2015	2016	2017	2018	2019	2020
TCE revenues	$ 397.5	$ 384.6	$ 391.1	$ 406.1	$ 416.1	$ 404.3	$ 410.1	$ 423.3	$ 412.8
Vessel expenses	(129.6)	(131.8)	(135.7)	(140.2)	(140.3)	(137.2)	(135.3)	(135.7)	(134.1)
Charter hire expenses	(90.9)	(90.8)	(91.3)	(92.1)	(92.3)	(91.9)	(92.1)	(92.2)	(91.0)
Profit share expenses	-	-	-	-	-	(7.0)	(25.2)	(31.4)	(33.8)
Cash from vessel operations[1]	$ 177.0	$ 162.0	$ 164.2	$ 173.8	$ 183.4	$ 168.2	$ 157.4	$ 164.0	$ 153.9
G&A	(23.9)	(24.4)	(25.1)	(25.7)	(26.3)	(24.7)	(24.2)	(23.6)	(23.0)
EBITDA	$ 153.0	$ 137.6	$ 139.1	$ 148.1	$ 157.1	$ 143.4	$ 133.2	$ 140.4	$ 130.9
Payments for drydockings	(18.3)	(18.3)	(26.3)	(26.2)	(17.3)	(20.7)	(14.6)	(20.9)	(30.5)
Payments for capital expenditure	-	-	(16.9)	(3.2)	(7.4)	(2.0)	(2.0)	(2.8)	(10.5)
Vessel sale / scrap income[2]	-	-	-	-	4.8	2.5	2.4	1.9	2.1
Pre-tax vessel cash flow	$ 134.7	$ 119.2	$ 95.9	$ 118.8	$ 137.1	$ 123.2	$ 119.0	$ 118.5	$ 92.0
Tanker & shuttle average TCE		$ 56,129	$ 58,321	$ 61,206	$ 65,691	$ 68,949	$ 72,556	$ 77,196	$ 79,675
Fixed revenue %[3]		100%	100%	100%	76%	64%	39%	26%	17%
ATB average TCE		$ 32,845	$ 35,145	$ 37,091	$ 37,775	$ 37,166	$ 37,954	$ 41,155	$ 45,525
Fixed revenue %[3]		97%	97%	76%	63%	25%	0%	0%	0%
Average daily TCE rate	$ 46,518	$ 45,485	$ 46,916	$ 48,567	$ 50,909	$ 52,753	$ 56,258	$ 60,350	$ 64,322
Average number of owned vessels	14.0	14.0	14.0	14.0	13.1	11.9	10.7	10.0	8.6
Average number of chartered-in vessels	10.0	10.0	10.0	10.0	10.0	10.0	10.0	10.0	10.0
Number of revenue days	8,544	8,455	8,337	8,361	8,173	7,664	7,290	7,014	6,418
Number of ship operating days:									
Owned vessels	5,110	5,110	5,110	5,110	4,800	4,333	3,891	3,649	3,140
Chartered-in vessels	3,650	3,650	3,650	3,650	3,660	3,650	3,650	3,650	3,660

(1) Excludes depreciation, amortization, severance and relocation costs, shipyard contract termination costs, gain/(loss) on disposal of vessels and vessel impairment charges.
(2) Scrap values assume steel prices of $400/ton.
(3) Fixed rate percentage assumes all customer options are exercised.

OSG page 6

US Flag Fleet Size Assumptions Vessels at Year End 2013 2014 2015 2016 2017 2018 2019 2020 Aker Tankers 10 10 10 10 10 10 10 10 Owned Tankers 2 2 2 2 2 2 2 2 Current ATBs 8 8 8 6 5 4 3 2 Lightering 2 2 2 2 2 2 2 2 MSP 2 2 2 2 2 2 2 2 Total 24 24 24 22 21 20 19 18 page 7

Exhibit 99.3

OSG International Assumptions The company’s expected spot tanker market rates shown below ($/day). • The rates below are derived from third party analyst forecasts through 2015 and an assumption that by 2018, TCE rates will reach the approximate level required to generate a return on newbuild vessels. 2014 2015 2016 2017 2018 VLCC 21,303 22,944 30,000 37,000 44,000 Aframax 15,727 16,334 20,700 25,100 29,500 Panamax 14,397 15,400 18,500 21,600 24,800 MR 15,519 16,693 19,200 21,700 24,300 OSG International tanker fleet consists of 32 owned vessels (including 1 currently under construction) and 7 long term charters. A full fleet list as of 1/1/14 is shown below. • Historically, the Company has also entered into short term charter-in agreements. Because these charters are typically short term and at prevailing market rates, their contribution to cash flows is assumed to be minimal. Consequently, for the purposes of this forecast, all revenue, expense and cash flow from any potential short-term charters have been excluded. • The forecast also assumes the sale of the Overseas Beryl was completed as of 12/31/13. These projections exclude the 15 vessels currently owned by OSG that are encumbered by mortgages in the amount of approximately $578 million. The forecast excludes the International lightering business. page 8

Exhibit 99.3

OSG International Assumptions Vessel life is assumed to be 20 years and vessels are assumed to be sold for scrap value when the reach their 20th anniversary. Vessels over 15 years in age are assumed to earn 25% less than the market TCE rates. The projections are shown on an unleveraged basis. To the extent that the International business incurs debt as part of the reorganization, it would impact the projected cash flows. The projections are on a pre-tax basis and do not include any deductions for tax payments. Vessel operating expenses escalate at 2.5%/year with a one-time step up of 10% at age 15 years. Capital expenditures largely relate to Ballast Water Treatment systems. The forecast does not include any expenditures to add to or replace the owned tanker fleet. The Company expects, however, that some level of capital expenditures will be required to renew the International fleet. Drydocks follow a regular 5 year cycle with IRPs in mid-cycle up to fifteen years of age, thereafter vessels drydock every 2.5 years with no IRPs. page 9

Exhibit 99.3

OSG International Assumptions OSG International G&A assumes full implementation of the recently announced technical management outsourcing program on July 1st, 2014. • Annual savings from the outsourcing arrangement are targeted at approximately $32 million on an annualized basis. The estimated $34 million in one time costs associated with the technical management outsourcing program are not included in the projections. Please see the SEC form 8-K dated 1/13/14 for additional details. page 10

Exhibit 99.3

OSG International Joint Ventures Through joint venture partnerships, the OSG International owns an interest in four LNG carriers and two Floating Storage and Offloading (“FSO”) service vessels. Both the company and its partner Euronav NV have 50% interests in the FSO joint venture. • The joint venture has a contract with Maersk Oil Qatar AS (“MOQ”) to perform FSO services in the Al Shaheen Field off the shore of Qatar. • The current charter out contracts are materially shorter than the useful life of the vessels The Company has a 49.9% interest in the LNG joint venture with Qatar Gas Transport Company Limited (Nakilat). • The LNG joint venture owns four 216,000 cubic meter LNG carriers. • The four vessels are each on time charters, with options to extend, that cover the useful lives of the vessels. Each of the joint ventures has the following general provisions: • Purchase options held by the charterer • Restrictions on Sale/Change of Control Over the past 5 years, cash distributions from the two joint ventures have ranged from $1.5 to $13.2 million per year. The Projections assume distributions of $7.5 million in 2014 and $15 million per year thereafter. page 11

Exhibit 99.3

OSG International Tanker Forecast

(in millions)	2013 (Est.)[4]	2014	2015	2016	2017	2018
TCE revenues	$ 187.0	$ 195.0	$ 205.5	$ 226.3	$ 220.1	$ 226.3
Vessel expenses[1]	(89.2)	(92.8)	(95.2)	(100.1)	(96.5)	(89.2)
Charter hire expenses	(26.4)	(26.6)	(26.9)	(12.8)	(6.8)	(2.1)
Cash flow from vessel operations[2]	$ 71.3	$ 75.6	$ 83.4	$ 113.4	$ 116.7	$ 134.9
G&A[3]	(62.1)	(41.3)	(20.5)	(21.0)	(21.5)	(22.1)
EBITDA	$ 9.2	$ 34.3	$ 62.9	$ 92.3	$ 95.2	$ 112.9
Payments for drydockings	(4.2)	(8.2)	(5.5)	(19.2)	(22.0)	(11.6)
Payments for capital expenditure	(1.2)	(3.2)	(0.3)	(21.4)	(29.8)	(7.1)
Joint venture distributions	1.5	7.5	15.0	15.0	15.0	15.0
Vessel sale / scrap income	6.0	5.6	-	16.2	16.2	7.6
Pre-tax vessel cash flow	$ 11.4	$ 36.0	$ 72.1	$ 82.9	$ 74.6	$ 116.7
Average daily TCE rate		$ 14,639	$ 15,477	$ 18,832	$ 20,253	$ 23,083
Average number of owned vessels		31.2	31.0	30.9	29.0	27.6
Average number of vessels chartered-in under operating leases		7.0	7.0	4.2	3.0	0.9
Number of revenue days		13,319	13,275	12,015	10,865	9,803
Number of ship-operating days:						
Owned vessels		11,373	11,315	11,298	10,590	10,080
Vessels chartered-in under operating leases		2,555	2,555	1,531	1,092	337

(1) Includes technical management fees for 2014 through 2018. These fees are not included in 2013 vessel expenses.
(2) Excludes depreciation, amortization, severance and relocation costs, shipyard contract termination costs, gain/(loss) on disposal of vessels and vessel impairment charges.
(3) 2014 G&A assumes technical management outsourcing is fully implemented on 7/1/14.
(4) 2013 results represent Nov YTD annualized.

OSG page 12

OSG International Cash Flow from Vessel Operations by Segment1 2013 2014 2015 2016 2017 2018 (in millions) (Est.) VLCC $ 2.7 $ 14.6 $ 13.7 $ 20.8 $ 15.3 $ 20.1 AFRAMAX / LR2 9.2 12.5 14.3 17.8 21.6 27.2 PANAMAX / LR1 34.0 25.0 26.2 40.7 40.2 51.1 MR 25.4 25.4 31.2 36.2 41.9 38.8 ADMIN(2) (2.0) (2.1) (2.1) (2.2) (2.2) TOTAL 71.3 75.6 83.4 113.4 116.7 134.9 (1) Segment cash flow from vessel operations excludes G&A, Capex and drydock expenses. (2) Includes fleet wide vessel costs not forecasted as part of any specific segment. 2013 administrative expenses have been included in the segments. page 13

Exhibit 99.3

OSG International Fleet List – Owned Crude Tankers Age as of DWT LWT Vessel Name 12/31/13 (MT 000s) (MT 000s) Notes Owned Vessels: VLCC/ULCCs (6) OVERSEAS TANABE 12 298,561 40,575 OVERSEAS SAKURA 13 298,641 40,495 OVERSEAS RAPHAEL 14 309,614 43,376 OVERSEAS EQUATORIAL 17 300,349 42,649 OVERSEAS SOVEREIGN 17 309,892 42,760 TI OCEANIA 11 441,585 67,899 ULCC currently in lay-up Aframaxes/LR2 (6) OVERSEAS SHENANDOAH 0 113,000 20,500 LR2-Coated, trading Crude OVERSEAS REDWOOD 0 113,000 20,500 OVERSEAS PORTLAND 12 112,139 18,921 OVERSEAS FRAN 12 112,118 18,943 OVERSEAS JOSEFA CAMEJO 13 112,200 18,860 OVERSEAS ELIANE 19 94,813 17,080 Panamaxes/LR1 (11) OVERSEAS VISAYAS 7 74,993 13,938 LR1-Coated, trading Crude OVERSEAS LUZON 7 74,908 14,200 LR1-Coated, trading Crude OVERSEAS REYMAR 10 69,636 13,213 CABO SOUNION 10 69,636 13,213 CABO HELLAS 10 69,636 13,213 OVERSEAS SILVERMAR 12 69,609 13,242 OVERSEAS ROSEMAR 12 69,629 13,150 OVERSEAS GOLDMAR 12 69,684 13,166 OVERSEAS RUBYMAR 12 69,599 13,250 OVERSEAS JADEMAR 12 69,708 13,150 OVERSEAS PEARLMAR 12 69,697 13,150 page 14

Exhibit 99.3

OSG International Fleet List – Owned Product Tankers Age as of DWT LWT Vessel Name 12/31/13 (MT 000s) (MT 000s) MRs (9, All Coated) OVERSEAS ATHENS 2 50,342 10,635 OVERSEAS MILOS 2 50,378 10,598 OVERSEAS KYTHNOS 3 50,284 10,693 OVERSEAS SKOPELOS 4 50,222 10,755 OVERSEAS ATALMAR 9 46,177 10,187 OVERSEAS AMBERMAR 12 35,970 8,334 OVERSEAS PETROMAR 13 35,768 8,455 OVERSEAS MAREMAR 16 45,999 9,696 OVERSEAS LUXMAR 16 45,999 9,696 page 15

Exhibit 99.3

OSG International Fleet List – Long Term Charter-in Charter Age as of DWT Vessel Name Expiry 12/31/13 (MT 000s) MRs (7, All Coated) : OVERSEAS KIMOLOS 6/20/2018 5 51,218 OVERSEAS SIFNOS 4/18/2018 6 51,225 ALEXANDROS II 11/29/2017 6 51,257 CYGNUS 1/26/2016 7 51,218 SEXTANS 4/17/2016 7 51,218 HERCULES 1/16/2016 7 51,218 ORION 1/14/2016 7 51,218 page 16

Exhibit 99.3

OSG International Fleet Size Assumptions Owned Vessels at Year End 2014 2015 2016 2017 2018 VLCC 6 6 5 5 5 Aframax/LR2 5 5 5 5 5 Panamax/LR1 11 11 11 11 11 MR 9 9 9 9 7 Total 31 31 30 30 28 Chartered Vessels at Year End 2014 2015 2016 2017 2018 VLCC 0 0 0 0 0 Aframax/LR2 0 0 0 0 0 Panamax/LR1 0 0 0 0 0 MR 7 7 3 2 0 Total 7 7 3 2 0 page 17